CHANGE IN TERMS AGREEMENT

Community Bank, N.A.
275 Kennedy Drive
South Burlington, Vermont 05403

LOAN NUMBER	ORIGINAL CREDIT LIMIT	CURRENT LINE OF CREDIT BALANCE	NEW CREDIT LIMIT	ORIGINAL AGREEMENT DATE	AGREEMENT CHANGE DATE
C-17-07-241442	$1,500,000.00	$1,242,250.82	$1,500,000.00	July 11, 2017	December 29, 2017
DESCRIPTION OF THE EXISTING DEBT ("Credit Line")					
Renewal and modification of LOC # 1160123292					

BORROWER INFORMATION

Peck Electric Co.
4050 Williston Road
South Burlington, VT 05403

GUARANTOR INFORMATION

Jeffrey Peck
618 Brennan Woods Drive
Williston, VT 05495

Guy L Laplume
750 West Milton Road
Milton, VT 05468

Frederick A Myrick
1 Hickory Lane
Essex, VT 05452

AGREEMENT. This Change in Terms Agreement will be referred to as the "Agreement."

PARTIES. "Parties" means all Borrowers, Guarantors, Hypothecators and Cosigners signing this Agreement.

PARTY. "Party" means any Borrower, Guarantor, Hypothecator or Cosigner signing this Agreement.

EXISTING DEBT. "Existing Debt" refers to an instrument executed on July 11, 2017 in the original line of credit amount of $1,500,000.00 with a remaining balance due of $1,242,250.82 and a maturity date of On Demand.

LENDER. The term "Lender" means Community Bank, N.A. whose address is 275 Kennedy Drive, South Burlington, Vermont 05403 , its successors and assigns.

SECURITY TO AGREEMENT. Security (the "Collateral") for the Agreement is granted pursuant to the following security document(s):

- Security Agreement dated July 11, 2017 evidencing security interest in All Business Assets.

TERMS AND PROVISIONS. In consideration of the terms and provisions contained in this Agreement and in the instruments evidencing the Existing Debt and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the Parties agree to the following provisions: The Borrowing Base Formula will be modified to the following: At no time will the maximum outstanding principal balance exceed the LESSER of $1,500,000 minus the outstanding principal balance of Loan No. 1712242758 (currently $550,000) and the outstanding principal balance of Loan No. 1160103485 (currently $239,978.39) or the Borrowing Base Formula. The Borrowing Base Formula will further be defined as the sum of 75% of eligible accounts receivable aged 0-90 days past due plus 50% of eligible inventory.

Eligible Accounts Receivable will be based on due date method and do not include contra accounts, foreign accounts, receivables from affiliates, 50% rule or cross-aging accounts, employee receivables, receivables arising from bonded jobs, progress billings and warranty claims.

Eligible Inventory is valued at the lower of cost or market. Work in process is not eligible for inclusion in the borrowing base.

The Line of Credit will be renewed through June 30, 2019 per the terms and conditions of your existing loan documents and the execution of Business Loan Agreement dated December 29, 2017.

RATIFICATION AND CONTINUED VALIDITY. Except for the terms expressly modified by this Agreement, the undersigned Parties hereby acknowledge they are still bound by the terms of the instruments and prior modifications, extensions, and supplements evidencing the Existing Debt as if they were fully set forth and repeated in this Agreement and that those terms will continue to bind the Parties as provided in this Agreement and those instruments. Consent to this Agreement does not waive the right to strictly enforce any rights under this Agreement or the instruments evidencing the Existing Debt. Consent to this Agreement does not require the Parties to enter into another agreement like this one in the future. The Parties and Lender agree that this Agreement shall not be construed as a novation or extinguishment of the Existing Debt, but a restatement of the Existing Debt with modifications.

OTHER RESPONSIBLE PARTIES. Any Parties liable for the Existing Debt, including without limitation, cosigners, guarantors, and hypothecators, are not relieved of any obligation except as expressly relieved in this Agreement or any other writing. The liability of any Party who signed the instruments evidencing the Existing Debt, whether primary or secondary, continues in full force and effect, even if that Party does not sign this Agreement.

PARAGRAPH HEADINGS; SINGULAR AND PLURAL TERMS. Paragraph headings of this Agreement are solely for the convenience of the Parties and shall not be used to interpret this Agreement. Whenever used, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

By signing this Agreement, each Borrower and Guarantor acknowledges reading, understanding, and agreeing to all its provisions, and receiving a copy.

Peck Electric Co.

12/29/17
By: Jeffrey Peck — Date
Its: President

12/29/17
Jeffrey Peck — Date
Individually

Guy L. LaPlume 12/29/17
Guy L Laplume — Date
Individually

12/29/17
Frederick A Myrick — Date
Individually

By signing this Agreement, Lender acknowledges reading, understanding, and agreeing to all its provisions.

Community Bank, N.A.

12/29/17
By: Michael Breen — Date
Its: Commercial Banking Officer

BUSINESS LOAN AGREEMENT

Community Bank, N.A.
275 Kennedy Drive
South Burlington, Vermont 05403

AGREEMENT DATE	AGREEMENT/ACCOUNT NUMBER	
December 29, 2017	C-17-07-241442	

BORROWER INFORMATION

Peck Electric Co.
4050 Williston Road
South Burlington, VT 05403

Type of Business Entity: Corporation
State of Organization/Formation: Vermont

GUARANTOR INFORMATION

Jeffrey Peck
618 Brennan Woods Drive
Williston, VT 05495

Type of Entity: Individual
State of Residence: Vermont

Guy L Laplume
750 West Milton Road
Milton, VT 05468

Type of Entity: Individual
State of Residence: Vermont

Frederick A Myrick
1 Hickory Lane
Essex, VT 05452

Type of Entity: Individual
State of Residence: Vermont

AGREEMENT. This Business Loan Agreement will be referred to in this document as the "Agreement." This Agreement is made by Community Bank, N.A. (Lender), Peck Electric Co. (Borrower), Jeffrey Peck, Guy L Laplume, and Frederick A Myrick (Guarantor). The consideration is the promises, representations, and warranties made in this Agreement and the Related Documents.

DEFINITIONS. These definitions are used in this Agreement.

"Collateral" means the Property that any Party to this Agreement or the Related Documents may pledge, mortgage, or give Lender a security interest in, regardless of where the Property is located and regardless of when it was or will be acquired, together with all replacements, substitutions, proceeds, and products of the Property.

"Debt Service Coverage Ratio" means (Net Income +/- Extraordinary Items + Depreciation + Amortization + Interest - Distributions) divided by all contractual debt service payments required to be made during the Borrower's fiscal year per the terms of every loan, capital lease or other debt obligation that was outstanding at any time during said fiscal year.

"Events of Default" means any of the events described in the "Events of Default" section of this Agreement.

"Financial Statements" mean the balance sheets, earnings statements, and other financial information that any Party has, is, or will be giving to Lender.

"Indebtedness" means the Loan and all other loans and indebtedness of Borrower to Lender, including but not limited to Lender's payments of insurance or taxes, all amounts Lender pays to protect its interest in the Collateral, overdrafts in deposit accounts with Lender, and all other indebtedness, obligations, and liabilities of Borrower to Lender, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

"Loan" means any loan or loans described in the "Identification of Loan" section of this Agreement.

"Parties" means all Borrowers, Guarantors, and Hypothecators signing this Agreement.

"Party" means any Borrower, Guarantor, or Hypothecator signing this Agreement.

"Property" means the Parties' assets, regardless of what kind of assets they are.

"Related Documents" means all documents, promissory notes, security agreements, leases, mortgages, construction loan agreements, assignments of leases and rents, guaranties, pledges, and all other documents or agreements executed in connection with this Agreement as such documents may be modified, amended, substituted, or renewed from time to time. The term includes both documents existing at the time of execution of this Agreement and documents executed after the date of this Agreement.

"Tangible Net Worth" means Borrower's debt to Borrower tangible net worth. Debt shall mean total liabilities that in accordance with GAAP should be classified upon the balance sheet of Borrower as a liability, or to which reference should be made by footnotes thereto. Intangible assets shall include, but are not limited to, goodwill, customer lists, intellectual property, know-how and non-competition agreements. Tangible Net Worth means the shareholders' equity of Borrower less the aggregate amount of all intangible assets of Borrower.

IDENTIFICATION OF LOAN. The following loan and all other indebtedness, obligations, and liabilities of Borrower to Lender, due or to become due, now existing or hereafter arising, as well as any and all amendments, modifications, extensions, and renewals thereof are subject to this Agreement:

- Loan Number C-17-07-241442 with a principal amount of $1,500,000.00

BORROWER'S REPRESENTATIONS AND WARRANTIES. The statements made in this section will continue and remain in effect until all of the Indebtedness is fully paid to Lender. Each Borrower represents and warrants to Lender the following:

Borrower's Existence and Authority. Each Borrower is duly formed and in good standing under all laws governing the Borrower and the Borrower's business, and each Borrower executing this Agreement has the power and authority to execute this Agreement and the Related Documents and to bind that Borrower to the obligation created in this Agreement and the Related Documents.

Financial Information and Filing. All Financial Statements provided to Lender have been prepared and will continue to be prepared in accordance with generally accepted accounting principles, consistently applied, and fully and fairly present the financial condition of each Borrower, and there has been no material adverse change in Borrower's business, Property, or condition, either financial or otherwise, since the date of Borrower's latest Financial Statements. Each Borrower has filed all federal, state, and local tax returns and other reports and filings required by law to be filed before the date of this Agreement and has paid all taxes, assessments, and other charges that are due and payable prior to the date of this Agreement. Each Borrower has made reasonable provision for these types of payments that are accrued but not yet payable. The Borrower does not know of any deficiency or additional assessment not disclosed in the Borrower's books and records.

All financial statements or records submitted to Lender via electronic means, including, but not limited to, facsimile, open internet communications or other telephonic or electronic methods, including, but not limited to, documents in Tagged Image Format Files ("TIFF") and Portable Document Format ("PDF") shall be treated as originals, and will be fully binding with full legal force and effect. Parties waive any right they may have to object to such treatment. Lender may rely on all such records in good faith as complete and accurate records produced or maintained by or on behalf of the Party submitting such records.

Title and Encumbrances. Borrower has good title to all of the Borrower's assets. All encumbrances on any part of the Property were disclosed to Lender in writing prior to the date of this Agreement.

Compliance with General Law. Each Borrower is in compliance with and will conduct its business and use its assets in compliance with all laws, regulations, ordinances, directives, and orders of any level of governmental authority that has jurisdiction over the Borrower, the Borrower's business, or the Borrower's assets.

Environmental Laws. Each Borrower is in compliance with all applicable laws and rules of federal, state, and local authorities affecting the environment, as all have been or are amended.

No Litigation/No Misrepresentations. There are no existing or pending suits or proceedings before any court, government agency, arbitration panel, administrative tribunal, or other body, or threatened against Borrower that may result in any material adverse change in the Borrower's business, property, or financial condition, and all representations and warranties in this Agreement and the Related Documents are true and correct and no material fact has been omitted.

COVENANTS. On the date of this Agreement and continuing until the Indebtedness is repaid and Borrower's obligations are fully performed, Borrower covenants as follows.

Notices of Claims and Litigation/Notice of Adverse Events. Borrower will promptly notify Lender in writing of all threatened and actual litigation, governmental proceeding, default, and every other occurrence that may have a material adverse effect on Borrower's business, financial condition, or the Property.

Insurance. Borrower will maintain adequate fire and extended risk insurance coverage, business interruption, workers' compensation, commercial general liability, and other insurance required by law or as may be required by Lender. All insurance policies will be in amounts, upon terms, and in a form acceptable to Lender. All policies must be carried with insurers acceptable to Lender. Borrower will provide evidence satisfactory to Lender of all insurance and that the policies are in full force and effect and all insurance on the Collateral will name Lender as a mortgagee and loss payee, will include a lender's loss payable endorsement, and will require ten days advance written notice to Lender of any cancellation of coverage. If the Borrower fails to maintain required insurance, the absence of the required insurance will be an Event of Default. If this happens, Lender may buy the insurance, but will have no obligation to buy it. These amounts paid by Lender will be added to the Indebtedness or will be payable on demand, at Lender's option.

Confirmatory Documents and Actions. Borrower agrees that on Lender's request, Borrower will do any act or execute any additional documents that are or may be required to make the terms of the Loan conform to the conditions contained in Lender's commitment to Borrower. Within five days of Lender's request, Borrower will furnish an estoppel certificate in a form Lender approves.

Payment of Taxes. Borrower will pay all taxes, levies, and assessments required by all local, state, and federal agencies. Borrower will make these payments when the amounts are due but before any penalty for late payment is imposed. Borrower's failure to promptly pay any tax, levy, or assessment due will be an Event of Default unless Borrower is diligently disputing the amount and Borrower has established a reserve account for the payment of the taxes if Borrower does not prevail in the dispute.

Business Existence and Operations. Borrower will keep Borrower's existence in its current organizational form in full force and effect unless Lender gives prior written consent to Borrower's proposed change. Borrower will not sell or merge Borrower's business or any part of Borrower's business without the Lender's prior written consent. Borrower will continue its business as currently conducted. Borrower will not change its name, its identification number, or its place of organization without Lender's prior written consent. Borrower will keep its books and records at the address in this Agreement. Borrower will promptly notify Lender in writing of any planned change in Borrower's principal place of business.

Environmental Compliance. Borrower will comply with all laws affecting the environment. Borrower will notify Lender within ten days after Borrower receives a summons, notice, citation, letter, or any other type of notice from any federal, state, or local authority, or any other person that claims Borrower is in violation of any law affecting the environment. Borrowers indemnify and hold Lender harmless from all violations of any environmental laws. This indemnity includes all costs and expenses incurred by Lender, including reasonable attorneys' fees, that are related to a violation of any environmental laws, even if the Indebtedness has been paid at the time any proceeding, claim, or action is started against Lender. Lender may itself or through Borrower arrange for an environmental audit prepared by a qualified environmental engineering firm acceptable to Lender to confirm the continued accuracy of Borrower's environmental representations and warranties. Borrower will pay for the environmental audit.

Use of Proceeds. Borrower will use the Loan proceeds in its business.

No Borrowings, Guarantees, or Loans. Without the Lender's prior written consent, Borrower will not incur debt, borrow money, or guaranty any loan or obligation except for obligations which are expressly made subordinate to the obligations to Lender, but such subordination must be in form and content satisfactory to the Lender, to any obligations incurred in connection with purchase money acquisition of equipment used in the Borrower's business as long as such obligations do not exceed $150,000 per fiscal year. Borrower will not lend any money or sell any of the Borrower's accounts receivable without prior written permission other than the extension of normal payment terms to the Borrower's customers in connection with Borrower's products or services as long as in the normal course of the Borrower's business.

No Encumbrances or Transfer of Assets. Borrower will not mortgage, assign, hypothecate, or encumber any of the Property except to Lender without Lender's prior written permission. Borrower will not sell, transfer, or assign any of the Property without Lender's prior written permission except for sales of inventory in the ordinary course of business and except for the replacement of equipment which is damaged or obsolete. Borrower will not merge, consolidate, sell, transfer any part of the Borrower's business without the prior written consent which consent shall be given in the case of transfers for fair consideration and accompanying payment of any consideration to the Lender to be applied to the obligations owing to the Lender by the Borrower.

No Dividends, Distributions and Redemptions. Borrower shall not declare or pay any cash Dividend or Distributions unless all of the following requirements are met: (a) Borrower is and will remain in compliance with all covenants set forth in this Agreement before such distribution and after giving effect to such Distributions; (b) there does not exist a Default or Event of Default and no Default or Event of Default would be created by the making of such Dividend or Distribution; and (c) all debts of Borrower are paid to a current status.

Debt Service Coverage Ratio. Borrower agrees to maintain a minimum debt service coverage ratio of 1.20x, to be tested annually, beginning fiscal year end 2017 and every year thereafter.

Debt to Tangible Net Worth. Borrower agrees to maintain a maximum Debt to Tangible Net Worth of 1.50 for fiscal year end 2017 and 1.00 for fiscal year end 2018, and every year thereafter, to be tested annually. Borrower's failure to maintain its Debt to Tangible Net Worth ratio below the required maximum ratio as of each testing date shall constitute an Event of Default that is not curable.

Maintenance of Accounts. Borrower will open and maintain one or more business checking accounts with Lender.

EVENTS OF DEFAULT. The occurrence of any of the following events will be an Event of Default.

Noncompliance with Lender Agreements. Default by Borrower or Guarantor under any provision of this Agreement, the Related Documents, or any other agreement with Lender.

False Statements. If a Party made or makes a false or misleading misrepresentation in this Agreement, in the Related Documents, in any supporting material submitted to Lender or to third parties providing reports to Lender, or in Financial Statements given or to be given to Lender.

Material Adverse Change. Any material adverse change in the Borrower's business, financial condition, or the Property has occurred or is imminent; if the full performance of the obligations of any Party is materially impaired; or if the Collateral and its value or Lender's rights with respect thereto are materially impaired in any way. The existence or reasonable likelihood of litigation, governmental proceeding, default, or other event that may materially and adversely affect a Party's business, financial condition, or the Property.

Insolvency or Liquidation. A Party voluntarily suspends transaction of its business or does not generally pay debts as they mature. If a Party has or will make a general assignment for the benefit of creditors or will file, or have filed against it, any petition under federal bankruptcy law or under any other state or federal law providing for the relief of debtors if the resulting proceeding is not discharged within thirty days after filing. If a receiver, trustee, or custodian is or will be appointed for a Party.

Default on Unrelated Debt. If Borrower or Guarantor materially defaults under a provision of an agreement with a third party or if the indebtedness under such an agreement is accelerated.

Judgments or Attachments. If there is entered against a Party a judgment that materially affects the Borrower's business, financial condition, or the Property, or if a tax lien, levy, writ of attachment, garnishment, execution, or similar item is or will be issued against the Collateral or which materially affects Borrower's business, financial condition, or the Property, and which remains unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for thirty days after it was issued.

Collateral Impairment. Lender has a good-faith belief that Lender's rights in the Collateral are or will soon be impaired or that the Collateral itself is or soon will be impaired.

Termination of Existence or Change in Control. If Borrower or Borrower's business is sold or merged or if Borrower or Borrower's business suspends business or ceases to exist.

Insecurity. If Lender has a good-faith belief that any Party is unable or will soon be unable to perform that Party's duties under this Agreement or under the Related Documents.

Death. The death of an individual who is a Party, a partner in a partnership that is a Party, a member in a limited liability company that is a Party, an officer of a corporation that is a Party, or an individual of similar position in any other type of business organization that is a Party.

REMEDIES ON DEFAULT.

Remedies, No Waiver. The remedies provided for in this Agreement, the Related Documents, and by law are cumulative and not exclusive. Lender reserves the right to exercise some, all, or none of its rights and reserves the right to exercise any right at any time that Lender has the right, without regard to how much time has passed since the right arose. Lender may exercise its rights in its sole, absolute discretion.

Acceleration, Setoff. Upon an Event of Default, the Loan and the Indebtedness may, at Lender's sole option, be declared immediately due and payable. Lender may apply the Parties' bank accounts and any other property held by Lender against the Indebtedness.

ATTORNEYS' FEES AND OTHER COSTS. Borrower agrees to pay all of Lender's costs and expenses incurred in connection with the enforcement of this Agreement, including without limitation, reasonable attorneys' fees, to the extent permitted by law.

EXPENSES. The Parties agree to pay all of Lender's reasonable expenses incidental to perfecting Lender's security interests and liens, all insurance premiums, Uniform Commercial Code search fees, and all reasonable fees incurred by Lender for audits, inspection, and copying of the Parties' books and records. The Parties also agree to pay all reasonable costs and expenses of Lender in connection with the enforcement of Lender's rights and remedies under this Agreement, the Related Documents, and any other agreement between one or more Parties and Lender, and in connection with the preparation of all amendments, modifications, and waivers of consent with respect to this Agreement, including reasonable attorneys' fees.

GOVERNING LAW/PARTIAL ILLEGALITY. This Agreement and the Related Documents are and will be governed by, and the rights of the Parties will be determined by the laws of the state of Vermont except to the extent that federal law controls. If any part, term, or provision of this Agreement is determined to be illegal or in conflict with state or federal law, the validity of the remaining portion or provisions of this Agreement will not be affected, unless the stricken portion or provision adversely affects Lender's risk of realizing Lender's anticipated return, in which case Lender may, in its sole discretion, deem the Loan matured.

NOTICES. All notices required under this Agreement must be in writing and will be considered given: (i) on the day of personal delivery, or (ii) one business day after deposit with a nationally recognized overnight courier service, or (iii) three business days after deposit with the United States Postal Service sent certified mail, return receipt requested. Any of these methods may be used to give notice. All notices must be sent to the party or parties entitled to notice at the addresses first set forth in this Agreement. Any Party may change its address for notice purposes on five days prior written notice to the other Parties.

INTEGRATION AND AMENDMENT. This Agreement and other written agreements among the Parties, including but not limited to the Related Documents, are the entire agreement of the Parties and will be interpreted as a group, one with the others. None of the Parties will be bound by anything not expressed in writing, and this Agreement cannot be modified except by a writing executed by those Parties burdened by the modification.

FURTHER ACTION. The Parties will, upon request of Lender, make, execute, acknowledge, and deliver to Lender the modified and additional instruments, documents, and agreements, and will take the further action that is reasonably required, to carry out the intent and purpose of this transaction.

CONTINUING EFFECT. Unless superseded by a later Business Loan Agreement, this Agreement will continue in full force and effect until all of the Parties' obligations to Lender are fully satisfied and the Loan and Indebtedness are fully repaid.

HEADINGS. All headings in this Agreement are included for reference only and do not have any effect on the interpretation of this Agreement.

COUNTERPARTS. This Agreement may be executed by the Parties using any number of copies of the Agreement. All executed copies taken together will be treated as a single Agreement.

TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

TRANSFERS. Borrower may not assign or transfer its rights or obligations under this Agreement without Lender's prior written consent. Lender may transfer its interest in Lender's sole discretion. Borrower waives all rights of offset and counterclaim Borrower has against Lender. The purchaser of a participation in the loan may enforce its interest regardless of any claims or defenses Borrower has against Lender.

JURISDICTION. The Parties agree to waive any objection to jurisdiction or venue on the ground that the Parties are not residents of Lender's locality. The Parties authorize any action brought to enforce the Parties' obligations to be instituted and prosecuted in any state court having jurisdiction or in the United States District Court for the District that includes Lender's location as set forth at the beginning of this Agreement. The Parties authorize Lender to elect the court at Lender's sole discretion.

WAIVER OF JURY TRIAL. All parties to this Agreement hereby knowingly and voluntarily waive, to the fullest extent permitted by law, any right to trial by jury of any dispute, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Agreement or any other instrument, document or agreement executed or delivered in connection with this Agreement or the Related Documents.

ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

ADDITIONAL PROVISIONS. Borrower and Guarantor agree to provide the Lender with the following information:

1. As soon as available, but in no event later than one-hundred twenty (120) days after the Borrower's fiscal year-end, annual submission of Certified Public Accountant reviewed financial statements including income statement, balance sheet, and statement of cash flows for Peck Electric Co.

2. As soon as available, but in no event later than one-hundred twenty (120) days after the Borrower's fiscal year-end, annual submission of corporate Federal tax returns (including schedules and attachments) for Peck Electric Co.

3. As soon as available, but in no event later than thirty (30) days after the Borrower's month end, monthly submission of internally prepared financial statements, including income statement and balance sheet, accounts receivable aging, accounts payable aging, inventory list, and borrowing base certificates for Peck Electric Co. unless the Line of Credit has a zero balance for over sixty (60) consecutive days.

4. As soon as available, but in no event later than one-hundred twenty (120) days after the Guarantor's calendar year-end, annual submission of updated personal financial statements and personal Federal tax returns (including schedules and attachments) for Jeffrey Peck, Guy L. LaPlume and Frederick A. Myrick.

5. From time to time, any such other financial information with respect to the Borrower and/or Guarantor, as the Lender may request.

Events of Default is amended to include failure to remain current on union dues.

RIGHT TO CURE: If any default, other than a default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured if the Borrower or Grantor, after Lender sends written notice to the Borrower or Grantor, as the case may be, demanding cure of such default: (1) cures the default within ten (10) days; or (2) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

By signing this Agreement, Borrower acknowledges reading, understanding and agreeing to all its provisions and receipt of a copy hereof.

Peck Electric Co.

By: Jeffrey Peck 12/29/17 Date
Its: President

AGREEMENT OF GUARANTOR

Guarantor (i) acknowledges reading and understanding this Agreement; (ii) consents to the provisions of this Agreement relating to Borrower; (iii) agrees to furnish the Financial Statements to Lender that Lender reasonably requests; (iv) agrees to those portions of this Agreement that apply to Guarantor; (v) acknowledges that this Agreement has been freely executed without duress and after an opportunity to consult with counsel; and (vi) confirms that Guarantor received a copy of this Agreement, the Guaranty, and the other documents Guarantor requested.

Jeffrey Peck 12/29/17 Date
Individually

Guy L Laplume 12/29/17 Date
Individually

Frederick A Myrick 12/29/17 Date
Individually

LENDER: Community Bank, N.A.

By: Michael Breen 12/29/17 Date
Its: Commercial Banking Officer